UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38497 (Commission File Number)	82-3532642 (I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Additional 12.00% Second-Priority Senior Secured Notes due 2026

On January 14, 2021, Talos Production Inc. (the “Issuer”), a wholly owned subsidiary of Talos Energy Inc. (the “Company”), issued $150,000,000 in aggregate principal amount of 12.00% Second-Priority Senior Secured Notes due 2026 (the “Additional Notes”). The Additional Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States pursuant to Regulation S under the Securities Act.

The Issuer intends to use the net proceeds from the offering of the Additional Notes to repay a portion of the outstanding borrowings under its reserves-based lending facility.

First Supplemental Indenture

The Additional Notes were issued pursuant to the first supplemental indenture, dated as of January 14, 2021 (the “First Supplemental Indenture”), among the Issuer, the Company, certain of the Issuer’s subsidiaries (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). The First Supplemental Indenture supplements the indenture, dated as of January 4, 2021, among the Issuer, the Guarantors, the Trustee and the Collateral Agent (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).

The Additional Notes and the $500,000,000 in aggregate principal amount of the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026 (the “Existing Notes” and, together with the Additional Notes, the “Notes”), which were issued under the Base Indenture on January 4, 2021, rank pari passu in right of payment and constitute a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Notes are unconditionally guaranteed on a senior unsecured basis by the Company and on a second-priority senior secured basis by each of the Subsidiary Guarantors and will be unconditionally guaranteed on the same basis by certain of the Issuer’s future subsidiaries. The Notes are secured on a second-priority basis by liens on substantially the same collateral (the “Collateral”) as the Issuer’s existing first-priority obligations under its senior reserve-based revolving credit facility. Those security interests are subject to an intercreditor agreement governing the rights and priorities of the secured parties under the Indenture and the holders of certain other indebtedness outstanding on January 4, 2021 and that may be incurred in the future.

Interest and Maturity

The Notes will mature on January 15, 2026, and interest on the Notes is payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2021, to holders of record on the January 1 and July 1 immediately preceding the related interest payment date, at a rate of 12.00% per annum.

Optional Redemption

At any time prior to January 15, 2023, the Issuer may, from time to time, redeem up to 40% of the aggregate principal amount of Notes, upon not less than 15 or more than 60 days’ notice, at a redemption price of 112.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Issuer or, subject to certain requirements, any direct or indirect parent of the Issuer, provided that the redemption occurs within 180 days of the date of the closing of each such equity offering. In addition, prior to January 15, 2023, the Issuer may redeem the Notes, in whole at any time or in part from time to time, upon not less than 15 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after January 15, 2023, the Issuer may redeem the Notes, in whole at any time or in part from time to time, upon not less than 15 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

YEAR	REDEMPTION PRICE
2023	106.000%
2024	103.000%
2025	100.000%

Change of Control

If a Change of Control (as defined in the Indenture) occurs, each holder of Notes may require the Issuer to repurchase all or any part of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest on the notes repurchased (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain convertible or redeemable equity securities; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities or redeem junior lien, unsecured or subordinated indebtedness; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Issuer’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Issuer’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.

Events of Default

The Indenture contains customary events of default, including, but not limited to:

•	default in any payment of interest on the Notes, when due, which continues for 30 days;

•	default in payment when due of the principal of, or premium, if any, on the Notes when due;

•

failure by the Issuer or any of its Restricted Subsidiaries (as defined in the Indenture) to comply with certain of their respective obligations, covenants or agreements contained in the Notes, the Indenture or the Security Documents (as defined in the Indenture), subject to certain notice and grace periods;

•

failure of liens on Collateral with a Fair Market Value (as defined in the Indenture) in excess of $100.0 million to be valid or enforceable for 30 days or the Issuer or the assertion by any Subsidiary Guarantor in any pleading that any such security interest is invalid and unenforceable and, in the case of any Subsidiary Guarantor, such assertions are not rescinded within 30 days;

•

failure by the Issuer or certain of its subsidiaries (including its Restricted Subsidiaries) to pay indebtedness within any applicable grace period or the acceleration of any such indebtedness if the total amount of such indebtedness exceeds $25.0 million;

•

failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•

except as permitted by the Indenture, any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or is denied or disaffirmed by a Guarantor; and

•

certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer and certain of its subsidiaries (including its Restricted Subsidiaries) that, taken as a whole, would constitute a significant subsidiary of the Issuer.

The foregoing description of the Indenture and the Additional Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture and the form of 12.00% Second-Priority Senior Secured Notes due 2026, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed on January 8, 2021 and incorporated herein by reference, and (ii) the First Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On January 14, 2021, in connection with the issuance of the Additional Notes, the Issuer, the Guarantors and J.P. Morgan Securities LLC, as representative of the initial purchasers of the Additional Notes, entered into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer and the Guarantors will use their commercially reasonable efforts to cause to be filed with the Securities and Exchange Commission (the “SEC”) a registration statement on an appropriate registration form with respect to an offer to exchange (the “Exchange Offer”) the Additional Notes and related guarantees for new registered notes (the “Exchange Notes”) and guarantees with terms substantially identical in all material respects with the Additional Notes and the guarantees thereof (except the Exchange Notes will not contain terms with respect to transfer restrictions).

The Issuer and the Guarantors have agreed to use their commercially reasonable efforts to cause the registration statements related to the Exchange Offer to be deemed effective by the SEC not later than July 6, 2021 (the “Target Registration Date”), and to consummate the Exchange Offer within 30 days of the Target Registration Date. Under some circumstances, in lieu of, or in addition to, the Exchange Offer, the Issuer and the Guarantors will use their commercially reasonably efforts to file a shelf registration statement covering resales of the Additional Notes. If the Issuer and the Guarantors fail to satisfy certain of their obligations under the Registration Rights Agreement related to the Exchange Offer and such shelf registration statement in the time periods prescribed therein (each such failure, a “Registration Default”), the annual interest rate on the Additional Notes will increase by 0.25% until such Registration Default is cured in accordance with the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Additional Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 4, 2021, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 8, 2021).

4.2	Form of 12.00% Second-Priority Senior Secured Note due 2026 (included as Exhibit A in Exhibit 4.1 and incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 8, 2021).

4.3	First Supplemental Indenture, dated as of January 14, 2021, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent.

4.4	Registration Rights Agreement, dated as of January 14, 2021, among the Issuer, the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers of the Additional Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: January 14, 2021	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary